Filed Pursuant To Rule 424(b)(3)
                                                Registration No. 333-55078

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 22, 2001)



                            COLONIAL PROPERTIES TRUST

                 11,622,041 Common Shares of Beneficial Interest

     The Prospectus, dated February 22, 2001, is hereby supplemented as follows to restate, in its entirety, the "Selling Shareholders" section on pages 30-32 of the Prospectus:

                              SELLING SHAREHOLDERS

     We may issue up to 254,353 common shares to participants in the Executive Unit Purchase Plan who are our affiliates, if and to the extent those participants tender their units for redemption and we issue common shares to them in exchange therefor. This prospectus covers the resale of those shares. This prospectus also covers the resale of up to 408,791 common shares issued in unregistered transactions in connection with the Company's initial public offering in 1993, and the resale of up to 10,787,325 shares issuable in unregistered transactions upon redemption of units issued in connection with or after the Company's initial public offering in exchange for properties or other assets. All resales of common shares will be made as provided below under the caption "Plan of Distribution" or as described in a prospectus supplement.

     The following table provides the name of each selling shareholder. The table also provides the number of common shares that may be offered by each selling shareholder pursuant to this prospectus. As used in this prospectus, the term "selling shareholder" also includes transferees, assignees, donees, distributees, pledgees or other successors in interest of any person identified as a selling shareholder. Because the selling shareholders may sell all or some of their offered shares, no estimate can be made of the number of offered shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. There is no assurance that the selling shareholders will sell any of the offered shares.

                                                                 Shares Offered
                                                                     Hereby

Colonial Commercial Investments.......................................1,495,073
Equity Partners Joint Venture.........................................1,074,550
Catherine K. Lowder.....................................................457,477
Thomas H. Lowder........................................................507,042
James K. Lowder.........................................................507,041
Robert E. Lowder........................................................846,078
Winter Park Pines, Ltd..................................................161,720
Hawkins Irrevocable Trust
  dated October 18, 1983.................................................51,817
Jack L. Ray..............................................................34,572
Lugenia M. Ray...........................................................17,245
Thomas H. Lowder Irrevocable Children's Trust...............................195
Robert E. Lowder Irrevocable Children's Trust...............................195
James K. Lowder Irrevocable Children's Trust................................195
Harold W. Ripps.......................................................1,925,975
Irving D. Meisler.......................................................115,067
Meisler Enterprises, L.P. ..............................................526,934
Chester L. Parker, Jr. ..................................................24,256
Bamil Investment Company................................................915,823
Mayer Mitchell...........................................................91,402
Abraham A. Mitchell......................................................91,402
Irby M. Cohen.............................................................4,666
Carolyn B. Nelson.........................................................4,666
Ingram D. Tynes...........................................................9,331
Tynes Development Corporation.............................................6,500
William L. Welch..........................................................1,107
Lonnie B. Welch...........................................................1,107
The Chrencik Living Trust
  dated July 20, 2000.....................................................1,107
Howard B. Nelson, Jr. ...................................................17,595
M. Miller Gorrie........................................................109,383
John P. Darnall, III.....................................................23,379
Brent J. Mitchell........................................................14,194
Robert M. Weber...........................................................3,584
Richard C. Mitchell.......................................................4,436
Melinda M. Wertheim.......................................................4,436
Joy M. Grodnick...........................................................4,436
Lisa M. Bukstein..........................................................4,436
William M. Johnson......................................................579,901
Phyllis B. Johnson.......................................................12,706
Lakewood/Parkway Joint Venture...........................................13,555
Richard M. Drew..........................................................59,462
O. William Fenn, Jr. ....................................................53,677
Nancy S. DeMoss..........................................................29,820
Steven D. Bell..........................................................169,369
Alan Lorberbaum..........................................................29,820
S. H. Sharpe.............................................................17,892
Frank J.B. Varallo........................................................8,946
Edward J. Bauman..........................................................2,804
Thomas R. Sloan...........................................................3,319
Carlisle Investments LP..................................................12,073
Thomas E. Wright.........................................................14,357
Mary B. Eskridge.........................................................19,269
Douglas E. Wright.........................................................7,226
Franklin D. Bell.........................................................12,641
John C. Koon..............................................................8,393
Bernard Blessing..........................................................3,357
Edward U. Austin Revocable Trust
  dated July 13, 1992.....................................................3,357
Charles H. Bell and Lea M. Bell Living Trust.............................11,866
James H. Millis...........................................................6,076
Robert E. Chase...........................................................1,805
Hubert Humphrey..........................................................24,079
Briarcliffe Mall Limited Partnership.....................................21,219
William M. Johnson Investments I, LLLP...................................74,505
William M. & Phyllis B. Johnson Supporting Foundation, Inc..............100,000
Ehney A. Camp, III.......................................................11,575
William M. Silsbee, Jr. ..................................................5,787
Richard S. Brinson........................................................5,787
Pei-Cheng Chi.............................................................1,781
Fred W. Rock..............................................................1,781
Robin Kim Conner..........................................................1,781
THL Investments, LLC.....................................................89,285
JKL Investments, LLC.....................................................89,285
MJE, L.L.C. ............................................................157,140
The Mission Society for United Methodists................................11,000
Carl F. Bailey...........................................................17,595
Paul F. Earle............................................................17,595
John N. Hughey...........................................................17,595
Robert A. Jackson........................................................17,595
Charles A. McGehee.......................................................17,595
Herbert A. Meisler.......................................................17,595
Claude B. Nielsen.........................................................5,865
John P. Rigrish..........................................................17,595
Donald T. Senterfitt......................................................2,159
C. Reynolds Thompson, III................................................17,595
William M. & Phyllis B. Johnson Foundation, Inc. .......................177,669
Tutwiler Properties, Ltd. ..............................................388,898




           The date of this Prospectus Supplement is December 17, 2001